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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 10, 2000, on the January 31, 2000 financial statements of the SEI Daily Income Trust, and to all references to our firm included in or made part of the SEI Daily Income Trust's Post-Effective Amendment No. 43 to the Registration Statement File No. 2-77048.


                                           /s/ ARTHUR ANDERSEN LLP

Philadelphia, PA
January 19, 2001